SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2001

FAN ENERGY INC.

Nevada
(State or other jurisdiction of incorporation)

333-47699
(Commission file number)

77-0140428
(I.R.S. Employer Identification No.)

1801 Broadway, Suite 720, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(602) 483-8848
(Registrant's telephone number, including area code)

Item 1.                 CHANGES IN CONTROL OF REGISTRANT

          (a) A change in control of the Registrant occurred January 8, 2001 at the time of completion of two transactions:

(i) The issuance by Registrant of 3,250,000 shares of common stock in a private placement at $0.20 per share; and

(ii) The issuance of 19,250,000 shares of common stock by Registrant in connection with the acquisition of assets as described in Item 2 below.

          The names of the persons who acquired voting control of the Registrant as a result of these transactions are as follows:

                                                                 Percent of
                                          Number of             Outstanding
Name and Address                           Shares              Common Stock

John Shebanow                           4,900,000(1)                14.0%
5355 Capital Court, Suite 108
Reno, Nevada 89502

Robert Hamblen                          1,000,000(1)                 3.1%
6902 East Vernon Avenue
Scottsdale, Arizona 89578

Alex Gassiot                            4,900,000(1)                14.0%
3550 Barron Way, Suite 11B
Reno, Nevada 89511

APG Associates, LLC                    11,700,000(1)                33.5%
3550 Barron Way, Suite 11B
Reno, Nevada 89511
(1)	Messrs. Shebanow, Hamblen and Gassiot may be deemed to beneficially own the shares issued to APG Associates, LLC. The shares of Registrant's common stock acquired in the two transactions totals 64.4% of Registrant's outstanding voting common stock following the transactions.

          APG Associates, LLC subscribed to purchase 3,250,000 shares of Registrant's common stock for $650,000; Messrs. Shebanow, Hamblen, Gassiot and APG Associates, LLC, as the joint owners of the assets described in Item 2, transferred and assigned the assets to Registrant in exchange for 19,250,000 shares.

        Of the shares subscribed for by APG Associates, LLC, the subscriber paid $50,000 and issued its secured promissory note for the balance of the subscription price. The promissory is payable in three equal monthly installments beginning February 5, 2001.

        In connection with the acquisition of the assets and the issuance of Registrant’s securities, the Board of Directors of Registrant was increased from four persons to seven persons and Messrs. Shebanow, Hamblen and Gassiot were added to the Board of Directors of Registrant. Also, Mr. Shebanow was elected President of Registrant.

        (b) A total of 6,250,000 shares of Registrant’s common stock were pledged by the acquirers as security for the payment of the subscription note of APG Associates, LLC.

Item 2.                 ACQUISITION OR DISPOSITION OF ASSETS.

        (a) On January 8, 2001, Registrant acquired plant, equipment and other assets, including specialized manufacturing equipment, manufacturing set-ups, real estate lease, fixtures and related equipment and other property to be used in the production of magnetic media from John Shebanow, Robert Hamblen, Alex Gassiot and APG Associates, LLC, identified in Item 1 above. In consideration for the acquisition of the assets, Registrant issued 19,250,000 shares of its restricted common stock to the sellers. In determining the amount of Registrant’s consideration for the assets, the parties estimated the present fair market value of all such assets to be equivalent to approximately $0.20 per share issued. The parties agreed that if an independent evaluation of the assets acquired by the Registrant is less than $1.9 million, the sellers will pay to the Registrant the difference in cash.

        (b) The assets acquired by Registrant constituted plant, equipment and other physical property intended to be used in the manufacture of 3.5 inch micro floppy disks. None of the assets have previously been used in such a business. The Registrant intends to use the assets acquired to engage in the development, marketing, manufacture and sale of 3.5 inch micro floppy disks in the world replacement market for such products.

Item 5.                 OTHER EVENTS.

        On December 29, 2000, Registrant completed and closed its public offering in which it offered and sold 3.0 million shares of common stock and 3.0 million stock purchase warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $0.10 per share. Registrant received $300,000 in gross proceeds in the offering.

Item 7.                 FINANCIAL STATEMENTS AND EXHIBITS.

        The following financial statements, pro forma financial information and exhibits are filed as a part of this report.

        (a) Financial Statements of Businesses Acquired. The assets acquired by Registrant, reported in Item 2 above, have never been used in the conduct of any business by the sellers. Accordingly, no financial statements for any business are being filed.

        (b) Pro Forma Financial Information. The Registrant will file pro forma financial information within 60 days from January 23, 2001.

        (c) Exhibits. The following exhibits are filed as part of this report.

Exhibit	10.1 Subscription Agreement and attached Secured Promissory Note, dated January 5, 2001.

Exhibit	10.2 Letter Agreement to purchase manufacturing assets, dated January 5, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       FAN ENERGY INC.

Date         January 23, 2001                                                     By: /s/ Albert Golusin
                                                                                                              Albert Golusin
                                                                                                               Secretary